UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 1, 2009

(Date of Earliest Event Reported)

Clarient, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22677	75-2649072
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

31 Columbia, Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

(949) 425-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 1, 2009, Clarient, Inc. (“Clarient”) and its wholly-owned subsidiary, Clarient Diagnostic Services, Inc. (“CDS”), entered into an Amended and Restated Professional Services Agreement (the “Agreement”) with Clarient Pathology Services, Inc. (“CPS”), pursuant to which all of Clarient’s pathology and other medical services are provided by, or under the supervision of, CPS. Clarient’s Chief Medical Officer, Kenneth J. Bloom, M.D., is CPS’ sole shareholder.

California prohibits general corporations from engaging in the practice of medicine pursuant to both statutory and common law principles commonly known as the Corporate Practice of Medicine Doctrine. Courts have interpreted this doctrine to prohibit non-professional corporations from employing physicians and certain other healthcare professionals who provide professional medical services.

CPS is organized so that all physician services are offered by the physicians who are employed by CPS. Clarient and its subsidiaries do not employ practicing physicians as practitioners, exert control over their decisions regarding medical care, or represent to the public that Clarient or its subsidiaries offers medical services. CPS also retains the authority to select the non-physician personnel, equipment and supplies used to perform its medical services, as well as the authority to set its professional fees and approve all managed care contracts. Control and direction of licensed medical professionals rests with CPS.

Under the Agreement, CPS is responsible to appropriately staff its group with physicians who provide interpretative services and laboratory reports to Clarient and CDS and Clarient performs all non-medical management of CPS and has exclusive authority over all aspects of the business of CPS (other than those directly related to the provision of pathology or other medical services or as otherwise prohibited by state law). The non-medical management provided by Clarient under the Agreement includes, among other functions, financial management and reporting, accounting, operating and capital budgeting, negotiating business agreements (in consultation with CPS) and all other administrative services. Clarient (through CDS) bills third party payors, pathologists, hospitals, clinics and patients for the services provided by CPS. Clarient pays CPS a monthly professional services fee equal to the aggregate of all estimated physician salaries, benefits and other operating costs of CPS.

Clarient believes that the services it provides and plans to provide CPS do not constitute the practice of medicine under applicable laws. Because of the unique structure of the relationships described above, many aspects of Clarient’s business operations have not been the subject of state or federal regulatory interpretation. Clarient has no assurance that a review of its business by the courts or regulatory authorities will result in a determination that Clarient’s operations comply with applicable law. Any determination that Clarient’s relationship with CPS and its business do not comply with applicable laws relating to the practice of medicine could otherwise adversely affect Clarient’s operations. In addition, the health care regulatory environment may change in a manner that restricts Clarient’s existing operations or future expansion.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
Exhibit 10.1	Amended and Restated Professional Services Agreement by and between Clarient Diagnostic Services, Inc., Clarient, Inc., and Clarient Pathology Services, Inc., dated September 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: September 4, 2009	By:	/s/ RAYMOND J. LAND
	Name:	Raymond J. Land
	Title:	Senior Vice President and Chief Financial Officer